Exhibit 10.6

EXECUTION VERSION

INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT

among

WELLS FARGO FOOTHILL, INC.,

as Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent,

POSTER FINANCIAL GROUP, INC.

and certain of its SUBSIDIARIES,

as Borrowers and Guarantors

Dated as of January 23, 2004

INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT dated as of January 23, 2004 (this “Agreement”) is made by and among WELLS FARGO FOOTHILL, INC., in its capacity as the arranger, administrative agent, and documentation agent (in such capacity, together with it successors and assigns (if any) in such capacity, the “Original Agent”) under and pursuant to the Loan Agreement (as hereinafter defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as collateral agent (in such capacity, together with its successors and assigns (if any) in such capacity, the “Original Collateral Agent”) under the Noteholder Documents (as hereinafter defined), POSTER FINANCIAL GROUP, INC., a Nevada corporation (the “Parent”), and those certain subsidiaries of the Parent party hereto (the “Subsidiaries” and, together with the Parent, each, individually, a “Credit Party”, and collectively, the “Credit Parties”).

RECITALS

A.            The Parent, the Subsidiaries, and HSBC BANK USA, in its capacity as Trustee (in such capacity, together with its successors and assigns (if any) in such capacity, the “Trustee”), have entered into an Indenture, dated as of December 3, 2003 (as amended, restated, supplemented or otherwise modified from time to time in conformance with the provisions of this Agreement and such Indenture, the “Indenture”), pursuant to which the Parent incurred indebtedness for certain notes (such notes, together with all other notes issued after the date hereof and exchange notes issued in exchange therefor, the “Notes”) in an aggregate principal amount at maturity of $155,000,000.  The Credit Parties and the Original Collateral Agent have entered into those certain security agreements, pledge agreements, cash management agreements, collateral access agreements, control agreements, trademark security agreements, copyright security agreements, and mortgages (as amended, restated, supplemented or otherwise modified from time to time in conformance with the provisions of this Agreement and such documents, the “Indenture Security Documents”, and together with the Indenture, the “Noteholder Documents”).  The repayment in full of the Obligations (as that term is defined in the Indenture) relating to the Notes and the Guarantees (as that term is defined in the Indenture) is secured by second priority security interests in and liens on the Collateral (as defined below) pursuant to the Indenture Security Documents.

B.            The Parent, GNL, CORP., and GNLV, CORP., as borrowers, the Original Agent, and the lenders from time to time party thereto (the “Original Lenders”) have entered into a Loan and Security Agreement dated as of January 23, 2004 (the “Original Loan Agreement”); and the Credit Parties and the Original Agent have entered into those certain guarantees, guarantor security agreements, guarantor pledge agreements, borrower pledge agreements, cash management agreements, control agreements, trademark security agreements, collateral access agreements, copyright security agreements, intercompany subordination agreements, and mortgages (as amended, restated, supplemented or otherwise modified from time to time in conformance with the provisions of this Agreement and such Original Loan Agreement, the “Security Documents”, and together with the Original Loan Agreement, the “Original Loan Documents”) pursuant to which the Original Agent and the Original Lenders agreed, upon the terms and conditions stated therein, to make loans and advances to and to issue letters of credit for the account of the Credit Parties up to the principal amount of $35,000,000, together with the fees, interest, expenses and other obligations due under the Original Loan Agreement.  The repayment of the Obligations (as that term is defined in the Original Loan Agreement) is secured by first priority security interests in and liens on the Collateral (as defined below) pursuant to the Security Documents.

C.            One of the conditions of the Original Loan Agreement is that the priority of the security interests in and liens on the Collateral to secure the Loan Agreement Secured Obligations (as defined below) be senior to the security interests in and liens on the Collateral (as defined below) to secure the Indenture Secured Obligations (as defined below), in the manner and to the extent provided in this Agreement.

D.            The Original Agent, for and on behalf of itself and the Original Lenders, and the Original Collateral Agent, for and on behalf of itself, the Trustee and the Noteholders (as defined below) desire to enter into this Agreement concerning the respective rights of the Agent (as defined below) and the Collateral Agent (as defined below) with respect to the priority of their respective security interests in and liens on the Collateral.

E.             The terms of the (i) Indenture permit the Parent and the other Credit Parties to enter into the Original Loan Documents and (ii) Original Loan Agreement permit the Parent and the other Credit Parties to enter into the Noteholder Documents, subject to compliance with certain conditions, and in connection therewith authorize and direct the Collateral Agent and the Agent to enter into a subordination agreement substantially in the form of this Agreement.

F.             In order to induce the Original Agent and the Original Lenders to extend credit to the Credit Parties and the Noteholders to purchase the Notes and for purposes of certain conditions precedent and covenants of the Original Loan Agreement and the Noteholder Documents, the Agent and the Collateral Agent hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01           Terms Defined Above and in the Recitals.  As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals:

“Agreement”

“Credit Parties”

“Indenture”

“Indenture Security Documents”

“Noteholder Documents”

“Notes”

“Original Agent”

“Original Collateral Agent”

“Original Lenders”

“Original Loan Agreement”

“Original Loan Documents”

“Parent”

“Security Documents”

“Subsidiaries”

“Trustee”

Section 1.02           [Intentionally Omitted.]

Section 1.03           Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Advances” means the principal amount outstanding from time to time of all revolving loans made under any Loan Agreement.

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, however, that (a) any Person which owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

“Agent” means the Original Agent, together with its successors, assigns, transferees, and any Person that has a similar title (such as “Agent” or “Administrative Agent”) under any Loan Agreement; provided, that for purposes of this Agreement, the Collateral Agent shall be entitled to deal only with the Original Agent until such time as the Original Agent shall have assigned to another Agent all of its rights and obligations hereunder to such other Agent pursuant to an assignment, notice of which has been provided by the Original Agent to the Collateral Agent and until receipt thereof, the Collateral Agent shall not be liable for any such dealings (including the turning over of any Collateral or proceeds thereof to the Original Agent at a time when any other Agent and not the Original Agent was entitled thereto).

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

“Cash Collateral” means any Collateral consisting of cash or cash equivalents, any security entitlement (as defined in the New York Commercial Code) and any financial assets (as defined in the New York Commercial Code).

“Collateral” means all of each Credit Party’s right, title and interest in, to, and under all real and personal property and assets of the Credit Parties, including without limitation, all “Collateral” as defined in the Loan Documents or the Indenture Collateral Documents.

“Collateral Agent” means the Original Collateral Agent, together with its successors, assigns, transferees, and any Person that has a similar title (such as “Agent” or “Collateral Agent”) under any Noteholder Document; provided, that for purposes of this Agreement, the Agent shall be entitled to deal only with the Original Collateral Agent until such time as the Original Collateral Agent shall have assigned to another Collateral Agent all of its rights and obligations hereunder pursuant to an assignment, notice of which has been provided by the Original Collateral Agent to the Agent and until receipt thereof, the Agent shall not be liable for any such dealings (including the turning over of any Collateral or proceeds thereof to the Original Collateral Agent at a time when any other Collateral Agent and not the Original Collateral Agent was entitled thereto).

“Collateral Agent Standstill Notice” means a written notice from or on behalf of the Agent to the Collateral Agent stating that an Event of Default has occurred and is continuing and stating that such written notice is a “Collateral Agent Standstill Notice”.

“Collateral Agent Standstill Period” has the meaning set forth in Section 2.03.

“Control Collateral” means any Collateral consisting of a certificated security (as defined in the New York Commercial Code), investment property (as defined in the New York Commercial Code), a deposit account (as defined in the New York Commercial Code) and any other Collateral as to which a Lien may be perfected through  possession or control by the secured party or any agent therefor.

“DIP Financing” has the meaning set forth in Section 6.01.

“Discharge of the Loan Agreement Secured Obligations” means payment in full in cash of the Loan Agreement Secured Obligations (other than Loan Agreement Secured Obligations consisting of contingent indemnification obligations under the Lender Loan Documents)  up to (but not in excess of) the Maximum Lender Priority Debt Amount including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities issued pursuant thereto in respect of outstanding letters of credit), delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of the Loan Agreement, in each case, after or concurrently with termination of all commitments to extend credit thereunder.

“Equity Interests” means (i) all shares, units, options, rights, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including, without limitation all Capital Stock and (ii) all proceeds, including, without limitation, all proceeds received or receivable by a Credit Party, in cash, Capital Stock or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of a Credit Party.

“Event of Default” has the meaning set forth in Section 8 of the Loan Agreement.

“FSELLC” means The Fremont Street Experience Limited Liability Company, a Nevada limited liability company.

“GNELLC” means Golden Nugget Experience, LLC, a Nevada limited liability company.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

“Guarantors” means “Guarantors” as defined in the Indenture and the Loan Agreement.

“Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by any Credit Party that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Credit Party’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Indebtedness” means, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

“Indenture Collateral Documents” means the Indenture Security Documents and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a Lien is granted by a Credit Party to secure the Indenture Secured Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, renewed, extended, supplemented or modified from time to time.

“Indenture Event of Default” means an event of default under the Noteholder Documents.

“Indenture Secured Obligations” means all Obligations and other liabilities (contingent or otherwise) arising under or with respect to the Noteholder Documents or any of them, including any and all amounts payable under or in respect of the Noteholder Documents, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in accordance with this Agreement including principal, premium, interest accrued or accruing (or which would absent the commencement of an Insolvency or Liquidation Proceeding accrue), fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, and all other amounts payable thereunder or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Credit Party or any other Person irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency or Liquidation Proceeding).

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Credit Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Credit Party or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party.

“Issuing Lender” means Original Agent, Agent or any other Lender that, at the request of any of the Credit Parties and with the consent of Agent (which consent will not be unreasonably withheld or delayed), agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings.

“L/C” means the agreement by Issuing Lender, subject to the terms and conditions of the Loan Agreement, to issue letters of credit for the account of Credit Parties.

“L/C Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Undertaking” means the agreement of the Issuing Lender, subject to the terms and conditions of the Loan Agreement, to purchase participations or execute indemnities or reimbursement obligations, with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Original Agent) for the account of any of the Credit Parties.

“Letter of Credit” means an L/C or an L/C Undertaking, as the context requires.

“Lender Loan Documents” means the Loan Agreement, the Security Documents, the “Loan Documents” as defined in the Original Loan Agreement, the collateral documents and instruments executed and delivered in connection therewith or in connection with any other Loan Agreement hereunder, and such other agreements, instruments and certificates as defined in a Loan Agreement.

“Lenders” means the Original Lenders, together with all successors, assigns, transferees, participants, or replacement or refinancing lenders of the Original Lenders, including any Person designated as an Original Lender under any Loan Agreement.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances.  Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement or other preferential arrangement whatsoever, including, without limitation, any right of setoff, any conditional sale or trust receipt, or from a lease or any financing lease having substantially the same economic effect as any of the foregoing, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Lien Priority” means with respect to any Lien of the Agent (or any Lender) or the Collateral Agent in the Collateral, the order of priority of such Lien as specified in Section 2.01.

“Loan Agreement” means the Original Loan Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of the Parent or any other Persons as parties thereto) or refinancing all or any portion of the Obligations or Commitments as those terms are defined in the Original Loan Agreement (or in any other agreement that itself is a Loan Agreement hereunder) and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of indebtedness that may be incurred thereunder.

“Loan Agreement Secured Obligations” means all Obligations and all liabilities (contingent or otherwise) under the terms of a Loan Agreement and the other Lender Loan Documents, including any and all amounts payable under or in respect of the Lender Loan Documents, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time in accordance with this Agreement, including principal, premium, interest accrued or accruing (or which would absent the commencement of an Insolvency or Liquidation Proceeding accrue), fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, and all other amounts payable thereunder or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Credit Party or any other Person irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency or Liquidation Proceeding).

“Loan Documents” means the Lender Loan Documents and the Noteholder Documents.

 “Maximum Lender Priority Debt Amount” means, as of any date of determination, (a) (i) the undrawn amount of all credit plus unreimbursed drawings in respect thereof that are Loan Agreement Secured Obligations as of such date up to, but not in excess of, plus (ii) the principal amount of Advances or revolving loans under any Loan Agreement, plus (iii) the principal amount of the Term Loan or term loans under any Loan Agreement as of such date up to, provided that all amounts described in clauses (i), (ii) and (iii) shall not at any time exceed $50,000,000, plus (b) any premium, interest, fees, attorneys’ fees, costs, charges, expenses, indemnities, and all other amounts payable under a Loan Agreement or other Lender Loan Documents or in respect of the Loan Agreement Secured Obligations (including, without duplication, all guaranties in respect thereof); and including, for each amount specified in clauses (a), and (b) all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Credit Party or any other Person irrespective of whether a claim for all or any portion of such amount is allowable or allowed in any Insolvency or Liquidation Proceeding.

“New York Commercial Code” means the Uniform Commercial Code, as in effect in the State of New York from time to time.

“Noteholders” means each of the holders of the Notes, together with all successors, assigns and transferees.

“Noteholder Documents” means the Indenture, the Notes, the other Indenture Collateral Documents, and such other agreements, instruments and certificates executed and delivered pursuant to any Indenture Collateral Document at any time or otherwise evidencing any Indenture Secured Obligations, as the same may be amended, renewed, extended, supplemented or modified from time to time.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Party” means the Agent and Collateral Agent.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the New York Commercial Code with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Real Property” means any estates or interests in real property and the improvements thereto.

“Recovery” has the meaning set forth in Section 5.03.

“Remedies Proceeds” means Proceeds that arise from or in connection with any remedial action taken by the Agent or the Collateral Agent with respect to enforcing their rights on Collateral.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Term Loans” means the principal amount outstanding from time to time of all term loans made under any Loan Agreement.

“Underlying Issuer” means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of the Credit Parties.

Rules of Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

ARTICLE II.

LIEN PRIORITY

Section 2.01           Agreement to Subordinate.  Notwithstanding the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to the Collateral Agent, the Trustee, or the Noteholders in respect of all or any portion of the Collateral or of any Liens granted to the Agent (or any Lender) in respect of all or any portion of the Collateral, or the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the Agent (or any Lender) or the Collateral Agent (or the Trustee or any Noteholder) in any Collateral or any provision of the Uniform Commercial Code, any other applicable law, the Lender Loan Documents, the Noteholder Documents or any other circumstance whatsoever, each of the Agent, on behalf of itself and the Lenders, and the Collateral Agent, on behalf of itself, the Trustee and the Noteholders, hereby agrees that

(a)           any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Collateral Agent, the Trustee, or any Noteholder that secures all or any portion of the Indenture Secured Obligations, shall in all respects be junior and subordinate to all Liens granted to the Agent (or any Lender) in the Collateral to secure all or any portion of the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Lender Priority Debt Amount; and

(b)           any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Agent (or any Lender) that secures all or any portion of the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Lender Priority Debt Amount, shall in all respects be senior and prior to all Liens granted to the Collateral Agent (or the Trustee or any Noteholder) in the Collateral to secure all or any portion of the Indenture Secured Obligations.

The Collateral Agent, for and on behalf of itself, the Trustee and the Noteholders, acknowledges and agrees that, concurrently herewith, the Agent, for and on behalf of itself and the Lenders, has been granted Liens upon all of the Collateral in which the Collateral Agent has been granted Liens and the Collateral Agent hereby consents thereto.  The Agent, for and on behalf of itself and the Lenders, acknowledges and agrees that the Collateral Agent, for the benefit of itself, the Trustee, and the Noteholders, has been granted Liens upon all of the Collateral in which the Agent has been granted Liens (other than with respect to the Equity Interests of FSELLC owned by GNELLC) and the Agent hereby consents thereto.  The subordination of Liens in the Collateral (up to and not to exceed the Maximum Lender Priority Debt Amount) by the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, in favor of the

Agent herein shall not be deemed to subordinate the Collateral Agent’s Liens to the Liens of any other Person.

Section 2.02           Waiver of Right to Contest Liens.  Prior to the Discharge of the Loan Agreement Secured Obligations, the Collateral Agent agrees, on behalf of itself, the Trustee and the Noteholders, that it and they shall not (and hereby waives, on behalf of itself, the Trustee and the Noteholders, any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency or Liquidation Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Agent in respect of the Collateral.  The Collateral Agent, for itself, the Trustee, and on behalf of the Noteholders, agrees that none of the Collateral Agent, the Trustee, or the Noteholders will take any action that would hinder any exercise of remedies undertaken by the Agent or any Lender under the Lender Loan Documents in respect of the Collateral, including any public or private sale, lease, exchange, transfer, or other disposition of the Collateral, whether by foreclosure or otherwise (other than as expressly permitted under Section 2.03 and Section 2.04(d)).  The Collateral Agent, for itself, the Trustee, and on behalf of the Noteholders, hereby waives any and all rights it, the Trustee, or the Noteholders may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the Agent or any Lender seeks to enforce the Liens in any portion of the Collateral (other than as expressly permitted under Section 2.03 and Section 2.04(d)), and the parties hereto agree that the terms of this Agreement shall govern with respect to the Collateral, even if any portion of the Liens securing the Loan Agreement Secured Obligations are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise.  The Agent, for and on behalf of itself and the Lenders, agrees that it and they shall not (and hereby waives, on behalf of itself and the Lenders, any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency or Liquidation Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Collateral Agent in respect of the Collateral.

Section 2.03           Collateral Agent Remedies Standstill.  At any time after the occurrence and during the continuation of an Event of Default under any of the Lender Loan Documents, the Agent may send a Collateral Agent Standstill Notice to the Collateral Agent.  The Agent will endeavor to forward a copy of the Collateral Agent Standstill to Parent, but the failure to do so shall not be a breach of this Agreement or cause such Collateral Agent Standstill Notice to be ineffective.  The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that from and after the date of its receipt of any Collateral Agent Standstill Notice, none of the Collateral Agent, the Trustee, or any Noteholder will exercise any of its rights or remedies in respect of the collection on, set off against, marshalling of, or foreclosure on, the Collateral or any other right relating to any Collateral (including the exercise of any voting rights relating to any Capital Stock constituting Collateral) under the Noteholder Documents, applicable law or otherwise as a secured creditor other than as expressly permitted under this Section 2.03 or Section 2.04(d) and will not take or receive any Collateral in connection with the exercise of any such right or remedy (including recoupment or set-off), whether under the Noteholder Documents, applicable law, in an Insolvency or Liquidation Proceeding or otherwise unless and until (a) the Agent, for and on behalf of itself and the Lenders, has expressly waived or acknowledged the cure of the applicable Event of Default in writing or the Discharge of the Loan Agreement Secured Obligations shall have occurred, or (b) 120 days shall have elapsed from the date of the Collateral Agent’s receipt of such Collateral Agent Standstill Notice, except with respect to any Collateral as to which the Agent is diligently exercising its rights or remedies as a secured creditor to effect the collection, foreclosure, sale, or other realization upon or disposition of such Collateral.  From and after the earliest to occur of (i) the Collateral Agent’s receipt of such waiver or cure notice, (ii) the date on which the Discharge of the Loan Agreement Secured Obligations shall have occurred, or (iii) the elapsing of such 120th day period, any of the Collateral Agent, the Trustee, or any Noteholder may commence to exercise any of its rights and remedies as a secured creditor with respect to the Collateral under the Noteholder Documents, applicable law or otherwise (subject to the provisions of this Agreement, including Section 4.02 hereof and except with respect to any such Collateral as to which the Agent is effecting the collection, foreclosure, sale or other realization upon or disposition of or is otherwise exercising its secured creditor remedies diligently and in good faith).  The Agent may only send one Collateral Agent Standstill Notice in any consecutive 365-day period.  The time period during which the Collateral Agent is not permitted to exercise rights or remedies under this section is referred to herein as the “Collateral Agent Standstill Period”.

Section 2.04           Exercise of Rights.

(a)           No Other Restrictions.  Except as expressly set forth in this Agreement, each of the Collateral Agent, the Trustee, the Noteholders, the Agent, and the Lenders shall have any and all rights and remedies it may have as a creditor under applicable law, including the rights to exercise all rights and remedies in foreclosure or otherwise with respect to any of the Collateral; provided, however, that any such exercise by the Collateral Agent, the Trustee or the Noteholders and any collection or sale of all or any portion of the Collateral by the Collateral Agent, the Trustee or the Noteholders, shall be subject to the Liens of the Agent on the Collateral to the extent provided in Section 2.01 and to the provisions of this Agreement including Section 4.02 hereof.  In exercising rights and remedies with respect to the Collateral, the Agent and the Lenders may enforce the provisions of the Lender Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion.  Such exercise and enforcement shall include the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law (it being understood that any such action shall in all respects comply with the terms of this Agreement and applicable Requirements of Law); provided that the Agent agrees to provide copies of any notices that it is required to deliver under applicable law to be delivered to the Credit Parties and to the Collateral Agent; provided, further that the failure to provide any such copies to the Credit Parties and the Collateral Agent shall not impair any of the Agent’s rights hereunder.

(b)           Collateral Agent’s Release of Liens.  In the event of any such private or public sale of the Collateral, the Collateral Agent agrees, on behalf of itself, the Trustee, and the Noteholders, that such sale will be free and clear of the Liens securing the Indenture Secured Obligations and, if the sale or other disposition includes the Equity Interests in any Credit Party, agrees to release the entities whose Equity Interests are sold from the Indenture Secured Obligations so long as the Agent also releases the entities whose Equity Interests are sold from all Loan Agreement Secured Obligations.  In furtherance thereof, the Collateral Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by the Agent with respect to the Collateral in connection therewith, so long as the Proceeds from such sale or other disposition of the Collateral are applied in accordance with the terms of this Agreement.  Following the Discharge of the Loan Agreement Secured Obligations, (i) the Agent agrees that it will execute Lien releases or other documents reasonably requested by the Collateral Agent to reflect the termination of the Agent’s Lien in the Collateral, (ii) the Agent agrees to cancel or revoke the power of attorney executed by Collateral Agent in favor of Agent in connection with the deposit account control agreement among the Parties, Credit Parties and Bank of America, N.A., and (iii) in the event that, upon foreclosure or otherwise, the Agent becomes owner of or possesses any of the Collateral, it shall assign to the Collateral Agent the rights of the Agent in such Collateral and execute any and all releases or other documents that the Collateral Agent may reasonably request, at the Parent’s expense to effectuate and evidence such assignment.

(c)           No Waiver of Collateral Agent’s Rights.  Subject to Section 3.01, the Collateral Agent, the Trustee and the Noteholders may exercise, and nothing herein shall constitute a waiver of, any right they may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency or Liquidation Proceeding or to join or participate in, any action or proceeding or other activity described in Section 3.01; provided, however, that exercise of any such right by the Collateral Agent shall be subject to all of the terms and conditions of this Agreement, including the obligation to turn over Collateral and the Remedies Proceeds to the Agent for application to the Loan Agreement Secured Obligations as provided in Section 4.02.

(d)           Collateral Agent’s Rights as an Unsecured Creditor. The Collateral Agent (i) may make such demands or file such claims in respect of the Indenture Secured Obligations as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure, (ii) may in any Insolvency or Liquidation Proceeding file a proof of claim or statement of interest with respect to the Indenture Secured Obligations, (iii) may accelerate the Indenture Secured Obligations pursuant to the terms and conditions of the Noteholder

Documents and this Agreement, and (iv) shall have all rights and remedies it may have as an unsecured creditor at law or in equity against any Credit Party; provided, however, that (1) the Collateral Agent shall not take any actions restricted by this Agreement in respect of the Collateral until the Discharge of the Loan Agreement Secured Obligations shall have occurred, and (2) any exercise by the Collateral Agent, the Trustee or the Noteholders of their rights and remedies and any Remedies Proceeds as result of such actions shall be subject to the Liens of the Agent and to the provisions of this Agreement, including Section 4.02.  Notwithstanding anything to the contrary in this Agreement or any control agreement or any bailee agreement, so long as the Discharge of the Loan Agreement Secured Obligations has not occurred Collateral Agent agrees on behalf of itself, the Trustee and the Noteholders, that it will not issue any instructions to any bank or securities intermediary regarding the disposition of funds in any deposit account (as defined in the New York Commercial Code) or the disposition of financial assets in any securities account (as defined in the New York Commercial Code) or the disposition of any Capital Stock held by any bailee without the prior written consent of the Agent.

(e)           Rights of Collateral Agent Following the Discharge of the Loan Agreement Secured Obligations.  Following the Discharge of the Loan Agreement Secured Obligations, the other provisions of this Section 2.04 shall apply to the Collateral Agent, for the benefit of itself, the Trustee and the Noteholders as if it was the Agent and the Agent, for the benefit of itself and the Lenders, as if it was the Collateral Agent, mutatis mutandis.

ARTICLE III.

ACTIONS OF THE PARTIES

Section 3.01           Limitation on Certain Actions by the Collateral Agent.  Notwithstanding any other provision hereof, during any Collateral Agent Standstill Period prior to the date that the Discharge of the Loan Agreement Secured Obligations occurs, the Collateral Agent will not:

(a)           commence receivership or foreclosure proceedings against any Credit Party in respect of any Collateral;

(b)           sell, collect, transfer or dispose of any Collateral or Proceeds; or

(c)           notify third party account debtors to make payment in respect of Collateral directly to it or any of its agents or other Persons acting on its behalf.

Section 3.02           Agent for Perfection.  Each of the Agent, for and on behalf of itself and the Lenders, and the Collateral Agent, for and on behalf of itself, the Trustee, and each Noteholder, as applicable, agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in its respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either, as applicable) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 3.02.  None of the Agent, the Lenders, the Collateral Agent, the Trustee, or the Noteholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Credit Party or any other Person or to preserve rights or benefits of any Person.  The duties or responsibilities of the Agent and the Collateral Agent under this Section 3.02 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for the other for purposes of perfecting the Lien held by the Collateral Agent or the Agent, as applicable.  The Agent is not and shall not be deemed to be a fiduciary of any kind for the Collateral Agent, the Trustee, the Noteholders or any other Person.  The Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for the Agent, the Lenders or any other Person.  In the event that any of the Collateral Agent, the Trustee, or any Noteholder receives any Proceeds or Collateral in contravention of the Lien Priority or this Agreement, it shall promptly pay over such Proceeds or Collateral, as applicable, to the Agent in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.02 of this Agreement.

ARTICLE IV.

NOTICES AND APPLICATION OF PROCEEDS

Section 4.01           Notices of Exercise.  Concurrently with any exercise by the Collateral Agent of any of its rights and remedies under the Noteholder Documents following the occurrence of any Indenture Event of Default, the Collateral Agent shall give notice of such exercise to the Agent and shall exercise all rights or remedies under the Noteholder Documents consistent with the terms of this Agreement.  Concurrently with any exercise by the Agent of any of its rights and remedies under the Lender Loan Documents following the occurrence of any Event of Default, the Agent shall give notice of such exercise to the Collateral Agent and shall only exercise such rights or remedies in a manner consistent with the terms of this Agreement.

Section 4.02           Application of Proceeds.

(a)           Revolving Nature of Loan Agreement Secured Obligations.  As long as the Agent is not exercising any of its remedies as a secured creditor under the Lender Loan Documents and including during any Collateral Agent Standstill Period, the Agent may apply any and all of the Proceeds in accordance with the provisions of the Lender Loan Documents, subject to the provisions of this Agreement, including Sections 3.02 and 4.02 hereof.  The Collateral Agent, for and on behalf of itself, the Trustee, and the Noteholders, expressly acknowledges and agrees that (a) any such application of the Proceeds shall not be considered to be the exercise of remedies under this Agreement; and (b) all Proceeds received by the Agent in connection therewith may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, as Loan

Agreement Secured Obligations without reducing the Maximum Lender Priority Debt Amount.

(b)           Turnover of Cash Collateral After Payment.  All Control Collateral shall be delivered to the Agent or its designee and all Cash Collateral shall be under the control of the Agent. Upon the Discharge of the Loan Agreement Secured Obligations, the Agent shall deliver to the Collateral Agent or execute such documents as Collateral Agent may reasonably request to cause the Collateral Agent to have control over any Cash Collateral or Control Collateral still in Agent’s possession, custody or control in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Collateral Agent to the Indenture Secured Obligations.  The Remedies Proceeds from any exercise by the Agent or the Collateral Agent, as applicable, of any of their respective secured creditor rights or remedies under any of the Loan Documents, under applicable law, or otherwise with respect to any Collateral or Proceeds, shall be (a) until the Discharge of the Loan Agreement Secured Obligations, retained by the Agent or promptly turned over by the Collateral Agent, the Trustee, or any Noteholder, as the case may be, to the Agent in the same form as received, with any necessary endorsements, (b) after the Discharge of the Loan Agreement Secured Obligations and until all Indenture Secured Obligations have been paid in full in cash, retained by the Collateral Agent or promptly turned over by the Agent or any Lender, as the case may be, to the Collateral Agent in the same form as received, with any necessary endorsements, and (c) if there are any amounts still due or any obligations outstanding to the Agent under the Lender Loan Documents in excess of the Maximum Lender Priority Debt Amount after the payment in full in cash of all the obligations under the Indenture and the termination of the Indenture Secured Obligations, shall be retained by the Agent or promptly turned over by the Collateral Agent to the Agent in the same form as received, with any necessary endorsements.

(c)           Termination of Security Interest.  Upon the Discharge of the Loan Agreement Secured Obligations and payment in full of all Indenture Secured Obligations and the cancellation or termination of the commitments and any other contingent obligation included in the Loan Agreement Secured Obligations and the Indenture Secured Obligations, as applicable, the security interest granted under the Loan Documents shall terminate.  Upon any such termination, the Agent, or the Collateral Agent, as the case may be, shall, at Parent’s request and Parent’s sole expense, execute and deliver such documents reasonably requested to release such Liens or necessary to evidence such termination in form and substance satisfactory to Agent and Collateral Agent, without recourse against, or representation or warranty of any kind made by, Agent or Collateral Agent.

(d)           Application of Proceeds.  The Agent and the Collateral Agent hereby agree that all Collateral and all Remedies Proceeds received by either of them upon the exercise of any of their secured creditor rights or remedies under any of the Loan Documents, applicable law, or otherwise shall be applied, first, ratably to the payment in full in cash of costs and expenses of the Agent, the Lenders, or of the Collateral Agent, the Trustee, and the Noteholders, as applicable, in connection with such exercise, second, to the payment of the Loan Agreement Secured Obligations in full in cash up to (but not in excess of) the Maximum Lender Priority Debt Amount,

third, to the payment in full in cash of all the Indenture Secured Obligations,

fourth, solely in the event that all Obligations under the Indenture have been paid in full in cash, to the payment of any Loan Agreement Secured Obligations in full in cash in excess of the Maximum Lender Priority Debt Amount, and fifth, solely in the event that all Obligations under the Indenture have been paid in full in cash, any remaining Remedies Proceeds shall be payable to the Credit Parties.

In exercising remedies, whether as a secured creditor or otherwise, the Agent shall have no obligation or liability to the Collateral Agent, the Trustee, or to any Noteholder and the Collateral Agent shall have no obligation or liability to the Agent or any Lender regarding the adequacy of any Remedies Proceeds or for any action or omission save and except solely an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

Section 4.03           Specific Performance.  Each of the Agent and the Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Subsidiary or any Credit Party shall have complied with any of the provisions of any of the Loan Documents, at any time when the other shall have failed to comply with any of the provisions of this Agreement applicable to it; provided, however, the remedy of specific performance shall not be available, and the asserting party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended.  Each of the Agent and the Collateral Agent hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

ARTICLE V.

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.01           Notice of Acceptance and Other Waivers.  (a) All Loan Agreement Secured Obligations at any time made or incurred by any Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, hereby waives (i) notice of acceptance, or proof of reliance, by the Agent or any Lender of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Loan Agreement Secured Obligations.  None of the Agent, any Lender or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement.  If the Agent or any Lender honors (or fails to honor) a request by any Credit Party for an extension of credit pursuant to the Loan Agreement or any of the Lender Loan Documents, whether the Agent or any Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Indenture or any Noteholder Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Agent (or any Lender) otherwise should exercise any of its contractual rights or remedies under the Lender Loan Documents (subject to the express terms and conditions hereof), neither the Agent nor any Lender shall have any liability whatsoever to the Collateral Agent, the Trustee or any Noteholder as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement).  The Collateral Agent on behalf of itself and the Noteholders, acknowledges and agrees that the Agent and the Lenders have made no express or implied representations or warranty, including without limitation, with respect to the execution, validity, legality, completeness, collectability or enforceability of any Lender Loan Documents.  The Agent and the Lenders will be entitled to manage and supervise their loans and extensions of credit under the Loan Agreement and other Lender Loan Documents as the Agent and the Lenders may, in their sole discretion, deem appropriate, and the Agent and the Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Collateral Agent, the Trustee, or any of the Noteholders have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement.  The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that the Agent and the Lenders shall not incur any liability as a result of a sale, lease, license, or other disposition of the Collateral, or any part thereof, pursuant to the Lender Loan Documents conducted in accordance with mandatory provisions of applicable law.  Neither the Agent nor any Lender shall have any duty to the Collateral Agent, the Trustee or any Noteholder to act or refrain from acting in any manner which allows or results in the occurrence or continuance of an event of default or default under any agreement with any Credit Party regardless of any knowledge thereof which Agent or any Lender may have or be charged with.

(b)           All Indenture Secured Obligations at any time made or incurred by any Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the Agent, on behalf of itself and the Lenders, hereby waives (i) notice of acceptance, or proof of reliance, by the Collateral Agent, the Trustee or any Noteholder of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Indenture Secured Obligations.  None of the

Collateral Agent, the Trustee, any Noteholder or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement.  If the Collateral Agent, the Trustee or any Noteholder honors (or fails to honor) a request by any Credit Party for an extension of credit pursuant to the Indenture or any of the Indenture Collateral Documents, whether the Collateral Agent, the Trustee or any Noteholder has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Loan Agreement or any Lender Loan Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Collateral Agent, the Trustee or any Noteholder otherwise should exercise any of their contractual rights or remedies under the Indenture Collateral Documents (subject to the express terms and conditions hereof), none of the Collateral Agent, the Trustee or any Noteholder shall have any liability whatsoever to the Agent or any Lender as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Agent, on behalf of itself and the Lenders, acknowledges and agrees that the Collateral Agent, the Trustee and the Noteholders have made no express or implied representations or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Noteholder Documents.  The Noteholders will be entitled to manage and supervise their respective extensions of credit to any Credit Party under the Indenture and the other Noteholder Documents as the Noteholders may, in their sole discretion, deem appropriate, and the Noteholders may manage their extensions of credit without regard to any rights or interests that the Agent or any of the Lenders have in the Collateral or otherwise, except as otherwise expressly set forth in this Agreement.  The Agent, on behalf of itself, and the Lenders, agrees that the Collateral Agent, the Trustee and the Noteholders shall not incur any liability as a result of a sale, lease, license, or other disposition of the Collateral, or any part thereof, pursuant to the Noteholder Documents conducted in accordance with mandatory provisions of applicable law.  None of the Collateral Agent, the Trustee or any Noteholder shall have any duty to the Agent or any of the Lenders to act or refrain from acting in any manner which allows or results in the occurrence or continuance of an event of default or default under any agreement with any Credit Party regardless of any knowledge thereof which  Collateral Agent or any Noteholder may have or be charged with.

Section 5.02           Modifications to Lender Loan Documents and Noteholder Documents.

(a)           The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, hereby agrees that, without affecting the obligations of the Collateral Agent, the Trustee and the Noteholders hereunder, the Agent, on behalf of itself and the Lenders, may, at any time and from time to time, in its sole discretion without the consent of or notice to the Collateral Agent, the Trustee or any Noteholder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Collateral Agent, the Trustee or any Noteholder or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Lender Loan Documents in any manner whatsoever, including, to

(i)            change the manner, place, time, or terms of payment of, or renew or alter, all or any of the Loan Agreement Secured Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Loan Agreement Secured Obligations or any of the Lender Loan Documents,

(ii)           retain or obtain a Lien on any property of any Person to secure any of the Loan Agreement Secured Obligations, and in that connection to enter into any additional Lender Loan Documents; provided, however, that the Collateral Agent for its benefit, the Trustee and the Noteholders retain or obtain a Lien on such Property of such Person (other than the Equity Interests of FSELLC owned by GNELLC) to secure any of the Indenture Secured Obligations,

(iii)          amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Loan Agreement Secured Obligations,

(iv)          release its Lien on any Collateral or other property,

(v)           exercise or refrain from exercising any rights against any Credit Party or any other Person in accordance with the terms of this Agreement and any mandatory applicable Requirements of Law,

(vi)          retain or obtain the primary or secondary obligation of any other Person with respect to any of the Loan Agreement Secured Obligations, and

(vii)         otherwise manage and supervise the Loan Agreement Secured Obligations as the Agent shall deem appropriate;

provided, however, that no amendment, waiver or consent shall release the Lien of the Collateral Agent securing the Indenture Secured Obligations except to the extent permitted by the Indenture or this Agreement.

(b)           The Agent, on behalf of itself and the Lenders, hereby agrees that, the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders may, at any time and from time to time, in its sole discretion without the consent of or notice to the Agent or any Lender) (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Agent or any Lender amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Noteholder Documents in any manner whatsoever; provided, however, that in no event shall the Collateral Agent, the Trustee, or any Noteholder obtain a Lien on any assets of any Credit Party not subject to a Lien in favor of the Agent (or any Lender) unless (i) the Agent, for the benefit of itself and the Lenders, also obtains a Lien on such assets or (ii) the Agent declines in a writing to the Collateral Agent to obtain a Lien on such assets.

(c)           The Agent, on behalf of itself and the Lenders, also agrees that Collateral Agent and the Noteholders shall have no liability (other than pursuant to the terms hereof and mandatory applicable Requirements of Law) to the Agent or any Lender, and, subject to the terms hereof and mandatory applicable Requirements of Law, the Agent, on behalf of itself and the Lenders, hereby waives any claim against the Collateral Agent, the Trustee or any Noteholder, arising out of any and all actions which the Collateral Agent, the Trustee or Noteholders may take or permit or omit to take with respect to:  (i) the Noteholders Documents, (ii) the collection of the Indenture Secured Obligations, (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Collateral pursuant to Section 2.03, or (iv) the release of any Lien in respect of any Collateral except for (x) claims for gross negligence or willful misconduct or (y) claims for breach of this Agreement.  The Agent, on behalf of itself and the Lenders, agrees that the Collateral Agent, the Noteholders, and the Trustee have no duty to them in respect of the maintenance or preservation of the Collateral, the Indenture Secured Obligations or otherwise other than as expressly set forth herein.

(d)           The Collateral Agent, on behalf of itself, the Trustee and the Noteholders, also agrees that the Agent and the Lenders shall have no liability (other than pursuant to the terms hereof and mandatory applicable Requirements of Law) to the Collateral Agent, the Trustee or any Noteholder, and, subject to the terms hereof and mandatory applicable Requirements of Law, the Collateral Agent, on behalf of itself, the Trustee and the Noteholders, hereby waives any claim against the Agent or any Lender, arising out of any and all actions which the Agent or any Lender may take or permit or omit to take with respect to:  (i) the Lender Loan Documents, (ii) the collection of the Loan Agreement Secured Obligations, (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Collateral pursuant to Section 2.03, or (iv) the release of any Lien in respect of any Collateral except for (x) claims for gross negligence or willful misconduct or (ii) claims for breach of this Agreement.  The Collateral Agent, on behalf of itself, the Trustee and the Noteholders, agrees that the Agent, and the Lenders have no duty to them in respect of the maintenance or preservation of the Collateral, the Loan Agreement Secured Obligations or otherwise other than as expressly set forth herein.

Section 5.03           Reinstatement and Continuation of Agreement.  If the Agent or any Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Credit Party or any other Person any amount (a “Recovery”), then the Loan Agreement Secured Obligations shall be reinstated to the extent of such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.  All rights, interests, agreements, and obligations of the Agent, the Lenders, the Collateral Agent, the Trustee, and the Noteholders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency or Liquidation Proceeding by or against any Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Loan Documents.  No priority or right of the Agent, any Lender, the Collateral Agent, the Trustee or any Noteholder shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Credit Party or by the noncompliance by any Person with the terms, provisions, or covenants of any Loan Document, regardless of any knowledge thereof which the Agent, any Lender, the Collateral Agent, the Trustee or any Noteholder may have.

Section 5.04           Receipt of Payments.  The Collateral Agent, the Trustee, or any Noteholder shall be permitted to receive scheduled payments of principal and interest so long as (a) such payment by any Credit Party is made in accordance with the terms of the Noteholder Documents existing as of the date of this Agreement and (b) such receipt of scheduled payments by the Collateral Agent, the Trustee or the Noteholders does not otherwise contravene this Agreement.

ARTICLE VI.

INSOLVENCY PROCEEDINGS

Section 6.01           DIP Financing.  If any Credit Party shall be subject to any Insolvency or Liquidation Proceeding and the Agent, for and on behalf of itself and the Lenders, shall desire, prior to the Discharge of the Loan Agreement Secured Obligations, to permit the use of cash collateral or to permit any Credit Party to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding (“DIP Financing”) to be secured by all or any portion of the Collateral, then the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection with its or their interest in any such Collateral except to the extent specified in Section 6.02.  To the extent the Liens securing the Loan Agreement Secured Obligations are subordinated or pari passu with such DIP Financing, the Collateral

Agent, for and on behalf of itself, the Trustee, and the Noteholders, hereby agrees that its Liens on the Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto) upon the terms and conditions specified in this Agreement in each case under this Section 6.01 to the extent such DIP Financing and Obligations constitute Loan Agreement Secured Obligations.  Until the Discharge of the Loan Agreement Secured Obligations has occurred, the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral and will not provide or offer to provide any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Loan Agreement Secured Obligations, in each case unless the Agent otherwise has provided its express written consent.

Section 6.02           No Contest.  The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that, prior to the Discharge of the Loan Agreement Secured Obligations, none of them shall contest (or support any other Person contesting) (a) any request by the Agent, for and on behalf of itself and the Lenders, for adequate protection, or (b) any objection by the Agent, for and on behalf of itself and the Lenders, to any motion, relief, action, or proceeding based on the Agent claiming that their interests in the Collateral are not adequately protected or any other similar request under any law applicable to an Insolvency or Liquidation Proceeding.  Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, if the Agent, for and on behalf of itself and the Lenders, is granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law applicable to any Insolvency or Liquidation Proceeding, then the Collateral Agent, on behalf of itself, the Trustee, and any of the Noteholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien hereby is and shall be deemed to be subordinated to the Liens securing the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Lender Priority Debt Amount and such DIP Financing (and all obligations relating thereto) on the same basis as the Lien Priority.  In the event the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of Liens in respect of additional collateral, then the Collateral Agent, on behalf of itself, the Trustee, and each of the Noteholders, agrees that the Agent also shall be granted a senior Lien on such additional collateral as security for the Loan Agreement Secured Obligations (and for any such DIP Financing), that any Lien on such additional collateral securing the Indenture Secured Obligations shall be subordinated to the Liens in respect of such additional collateral securing the Loan Agreement Secured Obligations, and any such DIP Financing and any other Liens granted to the Agent as adequate protection on the same basis as the other Liens securing the Indenture Secured Obligations are subordinated to the Loan Agreement Secured Obligations under this Agreement up to the Maximum Lender Priority Debt Amount.  All such Liens granted to the Agent or to the Collateral Agent in respect of such additional collateral shall be subject to the Lien Priority.  Nothing contained herein shall prohibit or in any way limit the Agent, prior to the Discharge of the Loan Agreement Secured Obligations, from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Collateral Agent, the Trustee or any of the Noteholders, including the seeking by the Collateral Agent, the Trustee or any Noteholder of adequate protection or the asserting by the Collateral Agent, the Trustee or any Noteholder of any of its rights and remedies under the Noteholder Documents or otherwise.

Section 6.03           [Intentionally Omitted.]

Section 6.04           Enforceability.  The provisions of this Agreement are intended to be and shall be enforceable under Section 510 of the Bankruptcy Code.  The Agent, on behalf of itself and the Lenders, and the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, each agrees that all distributions that the Agent, the Lenders, the Collateral Agent, the Trustee, or any Noteholder receives in any Insolvency or Liquidation Proceeding on account of the Collateral shall be held in trust by such Person and turned over to the Agent for application in accordance with Section 4.02 of this Agreement.  To the extent that any amounts received by the Agent, the Lenders, the Collateral Agent, the Trustee, or any Noteholder are paid over in connection with this provision, the obligations owed by the Credit Parties to such Person will be deemed to be reinstated to the extent of the amounts so paid over.

Section 6.05           Certain Noteholder Rights.  Each of the Collateral Agent, the Trustee and each Noteholder shall retain the right to vote and otherwise act in any Insolvency or Liquidation Proceeding (including, without limitation, the right to vote to accept or reject any plan of reorganization); provided that no such Person shall (x) vote with respect to any such plan of reorganization or take any other action in any way to contest (i) the priority, enforceability or validity of any Liens granted to or for the benefit of the Agent, (ii) the relative rights and duties of the holders of the Loan Agreement Secured Obligations established in the Lender Loan Documents and this Agreement with respect to such Liens, (iii) the enforceability of the Loan Agreement or this Agreement or (y) otherwise fail to comply with the requirement of Sections 2.02 and 3.01 of this Agreement.

ARTICLE VII.

MISCELLANEOUS

Section 7.01           Rights of Subrogation.  The Collateral Agent agrees that no payment or distribution to the Agent pursuant to the provisions of this Agreement shall entitle the Collateral Agent, the Trustee, or any Noteholder to exercise any rights of subrogation in respect thereof until the Discharge of the Loan Agreement Secured Obligations shall have occurred.  Following the Discharge of the Loan Agreement Secured Obligations, the Agent agrees to execute such documents, agreements, and instruments as the Collateral Agent, the Trustee or any Noteholder may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the

Loan Agreement Secured Obligations resulting from payments or distributions to the Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Agent are paid by such Person upon request for payment thereof.

Section 7.02           Further Assurances.  The Parties will, at the sole expense of the Credit Parties and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent or the Collateral Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.02 to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.02.

Section 7.03           Representations.  The Agent represents and warrants to the Collateral Agent that it has the requisite power and authority under the Original Loan Agreement to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Lenders.  The Collateral Agent represents and warrants to the Agent that it has the requisite power and authority under the Indenture to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself, the Trustee, and the Noteholders.

Section 7.04           Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Collateral Agent and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.05           Addresses for Notices.  All demands, notices and other communications provided for hereunder shall be in writing and, if to the Collateral Agent, mailed or sent by telecopy or delivered to it, addressed to it as follows:

Wells Fargo Bank, National Association
Corporate Trust
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, Minnesota 55479
Attention:  Jane Y. Schweiger

Facsimile:  (612) 667-9825

With a copy to:

Greenberg Traurig, LLP
200 Campus Drive
P.O. Box 677
Florham Park, New Jersey 07932
Attention:  Jeffrey M. Rosenthal
Facsimile:  (973) 301-8410

and if to the Agent, mailed, sent by telecopy or delivered to it, addressed to it as follows:

Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California  90404
Attention:  Specialty Finance Division Manager
Facsimile:  (310) 453-7442

With a copy to:

Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street, 25th Floor
Los Angeles, California  90071
Attention:  John Francis Hilson, Esq.

Facsimile:  (213) 627-0705

and if to Parent, sent by telecopy or delivered to it, addressed to it as follows:

Poster  Financial Group, Inc.
2960 W. Sahara Ave.
Las Vegas, Nevada 89102
Attn:  Thomas C. Breitling
Fax No.  (702) 367-6143

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn:  Peter Neckles, Esq.
Fax No.  (212) 735-2000

or as to any Party at such other address as shall be designated by such Party in a written notice to the other Parties complying as to delivery with the terms of this Section 7.05.  All such demands, notices and other communications shall be effective, when mailed, two business days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.

Section 7.06           No Waiver, Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.07           Continuing Agreement, Transfer of Secured Obligations.  This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Discharge of the Loan Agreement Secured Obligations shall have occurred and the Indenture Secured Obligations shall have been paid in full, (ii) be binding upon the Parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), the Agent, any Lender, the Collateral Agent, the Trustee, or any Noteholder may assign or otherwise transfer all or any portion of the Loan Agreement Secured Obligations or the Indenture Secured Obligations, as applicable, to any other Person (other than any Credit Party or any Affiliate of, and any Subsidiary of, any Credit Party) in the manner contemplated in the Lender Loan Documents and the Noteholder Documents, and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the Agent, any Lender, the Collateral Agent, the Trustee, or any Noteholder, as the case may be, herein or otherwise.

Section 7.08           Governing Law: Entire Agreement.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York except as otherwise preempted by applicable federal law.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.09           Counterparts.  This Agreement maybe executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10           No Third Party Beneficiary.  This Agreement is solely for the benefit of the Parties (and their permitted assignees).  No other Person (including any Credit Party or any Subsidiary or Affiliate of any Credit Party) shall be deemed to be a third party beneficiary of this Agreement.  Nothing in this Agreement shall be deemed to permit the Credit Parties to take any action otherwise prohibited by the Loan Documents or shall be deemed to operate as a waiver by the Agent or the Collateral Agent with respect to any action otherwise prohibited by the Loan Documents.

Section 7.11           Headings.  The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12           Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

Section 7.13           Collateral Agent Status.  Nothing in this Agreement shall be construed to operate as a waiver by the Collateral Agent, with respect to any Credit Party or any of its Subsidiaries, the Trustee, or any Noteholder, of the benefit of any exculpatory rights, privileges, immunities, indemnities, or reliance rights contained in any Noteholder Document, all of which rights, privileges, immunities and indemnities, the Parties hereto agree are incorporated by reference herein.  For all purposes of this Agreement, the Collateral Agent may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Collateral Agent to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of any Credit Party or of the Agent, and (b) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.  The Credit Parties and Agent expressly acknowledge that the subordination and related agreements set forth herein by the Collateral Agent are made solely in its capacity as the Collateral Agent under the Indenture and the other Noteholder Documents and are not made by the Collateral Agent in its individual commercial capacity.

Section 7.14           Agent Status.  Nothing in this Agreement shall be construed to operate as a waiver by the Agent, with respect to any Credit Party or any subsidiary of any Credit Party, the Agent, or any Lender, of the benefit of any exculpatory rights, privileges, immunities, indemnities, or reliance rights contained in any Lender Loan Document, all of which rights, privileges, immunities and indemnities, the Parties hereto agree are incorporated by reference herein.  For all purposes of this Agreement, the Agent may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Agent to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of any Credit Party or of the Collateral Agent, and (b) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper Person.  The Credit Parties and the Collateral Agent expressly acknowledge that the subordination and related agreements set forth herein by the Agent are made solely in its capacity as Agent under the Loan Agreement and the other Lender Loan Documents and are not made by the Agent in its individual commercial capacity.

Section 7.15           Acknowledgment.  Each Credit Party hereby acknowledges that it has received a copy of this Agreement and consents thereto, and agrees to recognize all rights granted thereby to the Agent and the Collateral Agent and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement.  Each Credit Party further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement.

Section 7.16           VENUE; JURY TRIAL WAIVER.

(a)           THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH  COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.16.

(b)           EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.17           Conflicts. The Agent and Collateral Agent agree that as between themselves in the event of any actual, irreconcilable conflict between the terms and provisions of the Lender Loan Documents and the Noteholder Documents, the terms and provisions of this Agreement shall control.

Section 7.18           Intercreditor Agreement.  This Agreement is the Intercreditor Agreement referred to in the Indenture and the Original Loan Agreement.  If this Agreement or all or any portion of either Party’s rights or obligations hereunder are assigned or otherwise transferred to any other Person or if the Loan Agreement is otherwise refinanced or replaced with another Person, such other Person shall execute and deliver an agreement containing terms substantially identical to those contained in this Agreement.

[Signature page to follow.]

IN WITNESS WHEREOF, the Agent, the Collateral Agent and each Credit Party has caused this Agreement to be duly executed and delivered as of the date first above written.

AGENT:	WELLS FARGO FOOTHILL, INC., a California corporation

	By:	/s/ Rhonda Noell
Name: Rhonda Noell
Title: Senior Vice President

COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent (and not individually)

	By:	/s/ Jane Schweiger
Name: Jane Y. Schweiger
Title: Vice President

CREDIT PARTIES:	POSTER FINANCIAL GROUP, INC., a Nevada corporation

	By:	/s/ Thomas Breitling
Name: Thomas Breitling
Title: President

GNL, CORP., a Nevada corporation

	By:	/s/ Thomas Breitling
Name: Thomas Breitling
Title: President

GNLV, CORP., a Nevada corporation

	By:	/s/ Thomas Breitling
Name: Thomas Breitling
Title: President

GOLDEN NUGGET EXPERIENCE, LLC, a Nevada limited liability company

	By:	GNLV, CORP.,
as sole member

	By:	/s/ Joanne Beckett
Name: Joanne Beckett
Title: VP & General Counsel